Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-213280) and Form S-8 (Nos. 333-221019, 333-206803 and 333-229429) of Medigus Ltd. of our report dated March 28, 2019 relating to the financial statements, which appears in this Form 20-F.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 28, 2019	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited